SECURITIES AND EXCHANGE COMMISSION


                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  July 25, 2000


                           CLARK/BARDES HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


DELAWARE                         000-24769                       52-2103926
(State of incorporation)   (Commission file number)           (IRS employer
                                                           identification no.)

                       102 SOUTH WYNSTONE PARK DRIVE, #200
                        NORTH BARRINGTON, ILLINOIS 60010
              (Address and zip code of principal executive offices)

               Registrant's telephone number, including area code:
                                 (847) 304-5800



ITEM 5.       OTHER EVENTS

On July 25, 2000, Constellation Energy Group, Inc., ("Constellation") filed a civil action against Clark/Bardes, Inc., ("CBI"), a wholly owned subsidiary of the registrant, in the United States District Court for the District of Maryland. The suit asserts a claim of $7.5 million with pre-judgment and post-judgment interest, costs and expenses and such other relief as the court deems proper against CBI under ERISA for breach of fiduciary duty in connection with the administration of benefit plans for Baltimore Gas and Electric Company and state common law claims for breach of contract, professional negligence and breach of fiduciary duty.

CBI denies each and all of the allegations in the Constellation action and intends to vigorously defend itself. As previously disclosed in Form 10-Q for the quarter ended June 30, 2000, CBI has entered into an agreement by which the parties agreed to attempt to resolve their differences in a non-litigious manner we are still hopeful of doing that.

Constellation has been a CBI client since January 1993 and CBI believes this action is without merit. However, there can be no assurance that this matter will be resolved in CBI's favor. In this event, we believe our exposure, if any, is fully insured.


                                                           SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be on its behalf by the undersigned hereunto duly authorized.

Dated:  September 22, 2000                          CLARK/BARDES HOLDINGS, INC.



                                                    /s/ Thomas M. Pyra
                                                    Thomas M. Pyra
                                                    Chief Financial Officer and
                                                    Chief Operating Officer